Exhibit 10.1

AGREEMENT

AGREEMENT dated this 4th day of August 2011, by and between Alternative Energy Media, Inc. (hereinafter “AEM”), a Nevada Corporation, with offices located at 3160 Camino Del Rio South, Suite #310, San Diego, California 92108 and Matthew J. Zouvas, President of AEM.

The parties hereto agree and acknowledge that by virtue of Matthew J. Zouvas’s other business activities as described in AEM’s Form S-1 Registration Statement, certain potential conflicts of interest may arise.

In an effort to resolve such potential conflicts of interest, we have entered into this written agreement with Matthew J. Zouvas:

•

any business opportunities that Matthew J. Zouvas may become aware of independently or directly through his association with us would be presented by him solely to us;

•

any business opportunities disclosed to Matthew J. Zouvas by the management of other entities would not be presented by him to us if so requested by them;

•

any business opportunities disclosed to Matthew J. Zouvas by us would not be presented by him to any other entity, unless and until we passed upon same; and

•

in the event that the same business opportunity is presented to Matthew J. Zouvas by both us and any other business entity, he shall only render his services to the business entity that first disclosed such business opportunity to him.

The above constitutes the entire Agreement between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 4th day of August 2011.

ALTERNATIVE ENERGY MEDIA, INC.

By: /s/ Matthew J. Zouvas

Matthew J. Zouvas, President

By: /s/ Matthew J. Zouvas

Matthew J. Zouvas, Individually